
<ARTICLE> 9
<LEGEND>
THIS FINANCIAL DATA SCHEDULE ON FORM 10-Q FOR THE SIX MONTHS ENDED JUNE 30, 1998
CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE
SHEET, CONSOLIDATED STATEMENT OF OPERATIONS, AVERAGE BALANCES, INTEREST, AND
AVERAGE RATES, NONACCRUAL ASSETS, RESTRUCTURED LOANS, AND LOANS PAST DUE 90 DAYS
OR MORE AND STILL ACCRUING INTEREST, QUARTERLY CREDIT LOSS EXPERIENCE, AND
ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES BY LOAN TYPE, AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH 10-Q FILING.
Any item provided in the schedule, in accordance with the rules governing the schedule, will not be subject to liability under The Federal Securities Laws, except to the extent that the financial statements and other information from which the data were extracted violate The Federal Securities Laws. Also, pursuant to Item 601(c)(1)(iv) of Regulation S-K promulgated by the Securities
And Exchange Commission (SEC), the schedule shall not be deemed filed for purposes of Section 11 of The Securities Act of 1933, Section 18 of the Exchange
Act of 1934 and Section 323 of The Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                                    6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                          14,053
<INT-BEARING-DEPOSITS>                           5,566
<FED-FUNDS-SOLD>                                12,220
<TRADING-ASSETS>                                19,314
<INVESTMENTS-HELD-FOR-SALE>                     12,574
<INVESTMENTS-CARRYING>                           3,420
<INVESTMENTS-MARKET>                             3,419
<LOANS>                                        166,621
<ALLOWANCE>                                      3,517
<TOTAL-ASSETS>                                 263,885
<DEPOSITS>                                     178,094
<SHORT-TERM>                                    29,696
<LIABILITIES-OTHER>                             22,535<F1>
<LONG-TERM>                                     13,521<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,210
<OTHER-SE>                                      18,829
<TOTAL-LIABILITIES-AND-EQUITY>                 263,885
<INTEREST-LOAN>                                  6,755
<INTEREST-INVEST>                                  558
<INTEREST-OTHER>                                 1,487<F3>
<INTEREST-TOTAL>                                 8,800
<INTEREST-DEPOSIT>                               2,942
<INTEREST-EXPENSE>                               4,599
<INTEREST-INCOME-NET>                            4,201
<LOAN-LOSSES>                                      475
<SECURITIES-GAINS>                                  73
<EXPENSE-OTHER>                                  4,591
<INCOME-PRETAX>                                  2,791
<INCOME-PRE-EXTRAORDINARY>                       2,791
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,725
<EPS-PRIMARY>                                     2.49<F4>
<EPS-DILUTED>                                     2.41
<YIELD-ACTUAL>                                    3.85
<LOANS-NON>                                        948
<LOANS-PAST>                                       158
<LOANS-TROUBLED>                                   253
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 3,500
<CHARGE-OFFS>                                      640
<RECOVERIES>                                       171
<ALLOWANCE-CLOSE>                                3,517
<ALLOWANCE-DOMESTIC>                             2,037
<ALLOWANCE-FOREIGN>                              1,148
<ALLOWANCE-UNALLOCATED>                            332

<F1>INCLUDES TRUST PREFERRED SECURITIES OF $2,212 MILLION.
<F2>INCLUDES SUBORDINATED CAPITAL NOTES OF $352 MILLION.
<F3>INCLUDES INTEREST INCOME ON TRADING ACCOUNT ASSETS OF $770 MILLION.
<F4>EPS-Basic.

